Exhibit 99.2

STARWOOD WAYPOINT RESIDENTIAL TRUST ANNOUNCES PRIVATE

OFFERING OF CONVERTIBLE SENIOR NOTES

Oakland, California June 30, 2014 – Starwood Waypoint Residential Trust (NYSE: SWAY) (“the Company”), a leading single-family rental real estate investment trust (“REIT”), announced today that it has commenced a private offering of $150 million aggregate principal amount of Convertible Senior Notes due 2019 (the “Convertible Senior Notes”). The Company plans to grant the initial purchasers a 30-day option to purchase up to an additional $22.5 million aggregate principal amount of Convertible Senior Notes.

The Company intends to use the net proceeds from this offering to acquire additional homes and distressed and non-performing residential mortgage loans, to repurchase its common shares and for general business purposes.

The Convertible Senior Notes will be unsecured, are expected to pay interest semiannually and will be convertible under specified circumstances and during certain periods based on a conversion rate to be determined. Upon conversion, the Company will pay or deliver, subject to the terms of the indenture governing the Convertible Senior Notes, cash, common shares of the Company or a combination of cash and common shares of the Company, at the Company’s election. The Convertible Senior Notes will mature on July 1, 2019, unless repurchased or converted in accordance with their terms prior to such date. Other than to the extent necessary to preserve its status as a REIT, the Company will not have the right to redeem the Convertible Senior Notes prior to maturity. The interest rate, conversion rate and other financial terms of the Convertible Senior Notes will be determined by negotiations between the Company and the initial purchasers.

Neither the Convertible Senior Notes nor the common shares that may be issued upon conversion thereof will be registered under the Securities Act of 1933, as amended (the “Securities Act”). Neither the Convertible Senior Notes nor the common shares that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Convertible Senior Notes will be offered only to qualified institutional buyers (as defined in the Securities Act), pursuant to Rule 144A under the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Senior Notes or the common shares issuable upon conversion of the Convertible Senior Notes, if any, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties, which are difficult to predict, and are not guarantees of future performance. Such statements can generally be identified by words such as “anticipates,” “expects,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. The Company’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in, or implied by, the forward-looking statements. Factors that could materially and adversely affect the Company’s business, financial condition, liquidity, results of operations and prospects, as well as the Company’s ability to make distributions to its shareholders, include, but are not limited to: expectations regarding the timing of generating revenues; changes in the Company’s business and growth strategies; volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the rental home market specifically; events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets; declines in the value of homes, and macroeconomic shifts in demand for, and competition in the supply of, rental homes; the availability of attractive investment opportunities in homes that satisfy the Company’s investment objective and business and growth strategies; the impact of changes to the supply of, value of and the returns on distressed and non-performing residential mortgage loans; the Company’s ability to convert the homes and distressed and non-performing residential mortgage loans the Company acquires into rental homes generating attractive returns; the Company’s ability to successfully modify or otherwise resolve distressed and non-performing residential mortgage loans; the Company’s ability to lease or re-lease its rental homes to qualified residents on attractive terms or at all; the failure of residents to pay rent when due or otherwise perform their lease obligations; the Company’s ability to manage its portfolio of rental homes; the concentration of credit risks to which the Company is exposed; the availability, terms and deployment of short-term and long-term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s relationships with Starwood Capital Group and the Company’s manager and their ability to retain qualified personnel; potential conflicts of interest; unanticipated increases in financing and other costs; the Company’s expected leverage; changes in governmental regulations, tax laws and rates and similar matters; limitations imposed on the Company’s business and its ability to satisfy complex rules in order for the Company to qualify as a REIT for U.S. federal income tax purposes; and estimates relating to the Company’s ability to make distributions to the Company’s shareholders in the future. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. Furthermore, except as required by law, the Company is under no duty to, and the Company does not intend to, update any of its forward-looking statements after the date of this offering memorandum, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations

Phone: 510-987-8308

Email: IR@waypointhomes.com

Media Relations

Phil Denning or Jason Chudoba

Phone: 203-682-8200

Phil.denning@icrinc.com, Jason.chudoba@icrinc.com,